UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

Black Diamond Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 10th Floor
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-252-0848

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, Black Diamond Therapeutics, Inc. (the “Company”) appointed Karsten Witt, M.D., the Company’s Senior Vice President of Clinical Development, Interim Chief Medical Officer until a permanent successor is appointed.

Dr. Witt succeeds Rachel Humphrey, M.D., Chief Medical Officer, effective August 4, 2021.

The Company has offered Dr. Humphrey a separation agreement (the “Separation Agreement”) in connection with the termination of her employment pursuant to which Dr. Humphrey will receive severance pay and benefits in accordance with her employment agreement and serve as an advisor to the Company until February 28, 2022 (the “Advisory Period”). The Separation Agreement also extends the exercise period for any vested stock options held by Dr. Humphrey until the 12-month anniversary of the last day of the Advisory Period.

On August 3, 2021, the Company also appointed Elizabeth Buck, Ph.D., the Company’s Co-Founder and Executive Vice President, Discovery & Translational Sciences, Chief Scientific Officer.

Effective August 11, 2021, Dr. Buck succeeds Christopher Roberts, Ph.D., Chief Scientific Officer, who notified the Company on July 12, 2021 of his resignation from the Company to assume the role of chief executive officer at another company. Dr. Roberts will serve as an advisor to the Company following his departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2021	BLACK DIAMOND THERAPEUTICS, INC.

By:	/s/ Thomas Leggett
Name:	Thomas Leggett
Title:	Chief Financial Officer and Principal Financial Officer